Exhibit 10.3.4
CHART INDUSTRIES, INC.
2017 OMNIBUS EQUITY PLAN
STOCK AWARD AGREEMENT AND
DEFERRAL ELECTION FORM
(For Eligible Directors)

Participant: [NAME]
Award Period: [YEAR]
1.    Award. In consideration for services as an Eligible Director of the Board of Directors (the “Board”) of Chart Industries, Inc. (the “Company”) in the next fiscal year, the Company hereby agrees to make four installment payments of shares of common stock of the Company (the “Shares”) to the Participant during such fiscal year. Alternatively, the Participant may elect to receive the Shares at the time indicated in the Deferral Election Form below (such date of later delivery of such Shares pursuant to the Deferral Election Form is referred to herein as the “Delivery Date”).
The Company’s obligation to make any such payments shall be subject to, and on the terms and conditions set forth in, this Stock Award Agreement and Deferral Election Form (this “Agreement”) and the Chart Industries, Inc. Amended and Restated 2017 Omnibus Equity Plan (the “Plan”) which, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings attributed to them under the Plan.
2.    Payment of Shares.

(a)    Timing. Except as otherwise provided in a valid and timely submitted Deferral Election Form, an installment payment will be made on the first business day of each quarter (each a “Grant Date”) in the next fiscal year provided that the Participant continues to serve as an Eligible Director on the applicable Grant Date. If the Participant elects to defer payment of Shares until a later fiscal year, Shares will be credited to a bookkeeping account as deferred shares (“Deferred Shares,” the number of which credited to the bookkeeping account on the Grant Date shall equal the number of Shares then deferred) maintained for the Participant in installments on each Grant Date provided that the Participant continues to serve as an Eligible Director on the applicable Grant Date.

(b)    Amount. An installment payment will consist of a number of Shares with a value of $25,000 (or such other amount as the Committee or the Nominations and Corporate Governance Committee of the Board may determine) on the applicable Grant Date. The precise number of Shares to which the Participant will be entitled will be determined by reference to the closing price of a Share on the principal exchange on which the Shares trade on the first business day of the applicable quarter or, if the first business day of the applicable quarter falls on a date on which the Shares are not regularly traded, the closing price on the most recent trading date for Shares prior to the first business day of the applicable quarter. Any partial Shares shall be rounded down to the next whole Share.

3.    Dividend Equivalents. Should the Participant elect the deferral of payment of Shares, then this Section 3 shall apply. If on any date while Deferred Shares are held in the bookkeeping account hereunder the Company shall pay any cash dividend on the Shares (with a record date after the Grant Date), the Company shall credit to the Participant’s bookkeeping account and the Participant shall be entitled to receive, on the Delivery Date, a cash payment equal to: (a) the aggregate number of Deferred Shares held by the Participant as of the related dividend record date, multiplied by (b) the per Share amount of such cash dividend. In the case of any dividend declared on Shares (with a record date after the Date of Grant) that is payable in the form of Shares, the Company shall credit to the Participant’s bookkeeping account and the Participant shall be granted, as of the Delivery Date, a number of additional Deferred Shares (rounded down to the next whole Share) equal to: (x) the aggregate number of Deferred Shares held by the Participant as of the related dividend record date, multiplied by (y) the number of Shares (including any fraction thereof) payable as a dividend on a Share.
4.    Adjustments Upon Certain Events. The Committee shall make certain substitutions or adjustments to any Deferred Shares subject to this Agreement pursuant to Section 3.4 of the Plan as it deems equitable, but such substitution or adjustment shall not duplicate the value of any benefit the Participant shall be entitled to receive under this Agreement.
5.    No Right to Continued Service. The award evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the service of such Participant.
6.    No Voting Rights. The Participant shall not have any voting or similar rights with respect to any Shares or Deferred Shares unless and until Shares have been registered in the Company’s register of shareholders. Without limiting the foregoing, including Section 3 above, the Participant shall not have any voting or similar rights with respect to any Deferred Shares during any period such shares are subject to a deferral election.
7.    Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.
8.    Transferability. Rights hereunder may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company and any Affiliate.
9.    Notices. Any notice under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company or its Affiliates for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
10.    Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
11.    Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All Shares are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.    Modifications. Notwithstanding any provision of this Agreement to contrary, the Company reserves the right to modify the terms and conditions of this Agreement including, without limitation, the timing or circumstances of the issuance or transfer of Shares to the Participant hereunder, to the extent such modification is determined by the Company to be necessary to comply with applicable law or preserve any intended deferral of income recognition until the issuance or transfer of Shares hereunder.
13.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.    Compliance with Section 409A of the Code. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof. The parties intend that this Agreement be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to the Participant (or the Participant’s beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of December ____, [YEAR].

PARTICIPANT                        CHART INDUSTRIES, INC.
_____________________________                By: ___________________________

[NAME]	Name:
Title:

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CHART INDUSTRIES, INC.
2017 OMNIBUS EQUITY PLAN
STOCK AWARD AGREEMENT AND
DEFERRAL ELECTION FORM
(For Eligible Directors)
I understand that, as an Eligible Director of Chart Industries, Inc. (the “Company”), I will be entitled to four installment payments of shares of common stock of the Company (the “Shares”) in the next fiscal year, as specified in the above Agreement.
Normal Time and Form of Payment
In the absence of a contrary election below, I will receive an installment payment on the first business day of each quarter in the next fiscal year, to the extent specified in the above Agreement.
Complete the election below only if you wish to defer all or a portion of each payment until a date after [YEAR] (i.e., until a date after the fiscal year covered by the above Agreement).
Election to Defer Payment
I hereby elect to have _________% (enter a whole percentage between 1% and 100%; if less than 100% the number of Shares deferred will be rounded up to the next whole Share) of any Shares (and any related dividend equivalents) otherwise payable to me in 2019 paid to me at the following time:
On the earliest of:
_____________ ______, 20______ or,
The first day of January following my “separation from service” (as defined under Section 409A of the Code) with the Company’s Board of Directors or
The date of the occurrence of a “change in ownership or effective control” (as defined under Section 409A of the Code) of the Company.
An election to defer payments must be submitted to the Company by the last day of the fiscal year immediately preceding the fiscal year to which the election applies.
Participant:____________________________        ACKNOWLEDGED
Print Name: [NAME]                ___________________________________,
for Chart Industries, Inc.
Date: December ___, [YEAR]

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